                       SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549


                                  Form 8-K/A



                          AMENDMENT TO CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                         Date of Report - May 16, 1996



                           GOTHIC ENERGY CORPORATION
                        Commission file number 0-19753



A Delaware Corporation                             IRS Employer No. 22-2663839



                              5727 S. Lewis Ave.
                          Tulsa, Oklahoma  74105-7148
                        Telephone Number (918) 749-5666



                                AMENDMENT NO. 1



    The undersigned hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated May 16, 1996, as set forth in the pages attached hereto:



                   Item 7.  Financial Statements and Exhibits

                                  FORM 8-K/A
                           GOTHIC ENERGY CORPORATION
                               TABLE OF CONTENTS



Item 7.  Financial Statements and Exhibits
         ---------------------------------


         (a)   Financial Statements of Business Acquired


               Set forth below are the financial statements appearing in this report:


                                                                    Page in
               Comstock Properties                                This Report
               -------------------                                -----------

                Report of Independent Accountants                      F-1
                Historical Schedule of Gross Revenues
                 and Direct Lease Operating Expenses of
                 the Comstock Properties for the Years Ended
                 December 31, 1995 and 1994, and for the
                 Three months ended March 31, 1996 and
                 1995                                                  F-2
                Notes to the Historical Schedule of Gross
                 Revenues and Direct Lease Operating
                 Expenses of the Comstock Properties                   F-3


         (b)   Pro Forma Financial Information - Gothic
               Energy Corporation

               Set forth below is the pro forma financial
                 information appearing in this report:

                   Unaudited Pro Forma Consolidated Condensed
                     Statement of Operations for the Year Ended
                     December 31, 1995                                 P-1
                   Unaudited Pro Forma Consolidated Condensed
                     Statement of Operations for the Three Months
                     Ended March 31, 1996                              P-2
                   Notes to Unaudited Pro Forma Consolidated
                     Condensed Financial Statements                    P-3

         (c)   Signatures                                              S-1


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS


    (a)   Financial Statements of Business Acquired.


                 REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders and Board of Directors
Gothic Energy Corporation

     We have audited the accompanying historical schedule of gross revenues and direct lease operating expenses of the Comstock Properties, as defined in
Note 1, (the "Schedule") for the year ended December 31, 1995. The Schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the Schedule based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Schedule is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Schedule. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying historical schedule of gross revenues and direct lease operating expenses of the Comstock Properties was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K of Gothic Energy dated May 16, 1996) as described in Note 2 and is not intended to be a complete presentation of Comstock Properties' revenues and expenses.

     In our opinion, the Schedule referred to above presents fairly, in all material respects, the gross revenues and direct lease operating expenses described in Note 2 of the Comstock Properties for the year ended December 31, 1995, in conformity with generally accepted accounting principles.



COOPERS & LYBRAND L.L.P.

/s/ Coopers & Lybrand L.L.P.

Tulsa, Oklahoma
July 19, 1996

                           GOTHIC ENERGY CORPORATION


             HISTORICAL SCHEDULE OF GROSS REVENUES AND DIRECT LEASE
                 OPERATING EXPENSES OF THE COMSTOCK PROPERTIES

                                        For the Year               For the Three
                                            Ended                      Months
                                        December 31,               Ended March 31,
                                 ------------------------     -------------------------
                                    1995           1994          1996         1995
                                 ----------   ------------    ----------   ------------
                                               (Unaudited)    (Unaudited)   (Unaudited)
Gross revenues                   $ 1,664,000     $ 2,244,896     $ 412,573  $ 412,973

Direct lease operating expenses    1,020,000       1,139,853       251,297    265,370
                                 -----------     -----------     ---------  ---------
Excess of gross revenues over    $   644,000     $ 1,105,043     $ 161,276  $ 147,603
direct lease operating expenses  ===========     ===========     =========  =========


                           The accompanying notes are
                       an integral part of this schedule.

                           GOTHIC ENERGY CORPORATION

                      NOTES TO THE HISTORICAL SCHEDULE OF
              GROSS REVENUES AND DIRECT LEASE OPERATING EXPENSES
                          OF THE COMSTOCK PROPERTIES

1.  THE PROPERTIES


         On May 16, 1996, Gothic Energy Corporation ("Registrant") acquired interests in 145 oil and natural gas wells (the "Comstock Properties") from Comstock Oil and Gas, Inc. and Comstock Offshore Energy, Inc. ("Comstock"). The properties were purchased for a price of $6.6 million, subject to certain post-closing purchase price adjustments. The wells are located primarily in the Anadarko Basin of western Oklahoma and the Arkoma Basin of eastern Oklahoma and Arkansas.


2.BASIS OF PRESENTATION


         The schedule presents the historical gross revenues and direct lease operating expenses related to the productive properties acquired. Expenses such as depreciation, depletion and amortization, general and administrative expenses and income taxes have not been included in the schedule.


3.  SUPPLEMENTAL OIL AND GAS INFORMATION (unaudited)


    ESTIMATED PROVED RESERVES - Proved reserves are estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods.


         Estimated quantities of proved developed oil and natural gas reserves acquired from Comstock at January 1, 1996 (the date at which the most recent reserve report was available) were:


               Oil (Bbls)                177,907
               Gas (Mcf)                8,397,418

                           GOTHIC ENERGY CORPORATION

                      NOTES TO THE HISTORICAL SCHEDULE OF
              GROSS REVENUES AND DIRECT LEASE OPERATING EXPENSES
                          OF THE COMSTOCK PROPERTIES

3.  SUPPLEMENTAL OIL AND GAS INFORMATION (unaudited), Continued


    STANDARD MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS OF PROVED OIL AND GAS RESERVES - The standardized measure of discounted future net cash flows ("SMOG") of the Comstock Properties was calculated using December 31, 1995 prices and costs, and year-end statutory tax rates, adjusted for permanent differences, that relate to existing proved oil and natural gas reserves. The SMOG for the acquired properties is as follows (in thousands):


     Future cash flows                             $  17,608
     Future production costs and development
      costs                                           (8,159)
     Future income tax expense                        (1,147)
                                                    ---------

     Future net cash flows                             8,302
     10% annual discount for estimated
      timing of cash flows                            (3,653)
                                                    ---------

     Standardizing measure of discounted
      future net cash flows relating to
      proved oil and natural gas reserves          $   4,649
                                                     =========



          The process of estimating oil and gas reserves is complex, requiring significant subjective decisions in the evaluation of available geological, engineering, and economic data for each reservoir. The data for a given reservoir may change substantially over time as a result of, among other things, additional development activity, production history, and viability of production under varying economic conditions; consequently, material revisions to existing reserve estimates may occur in the near future. Although every reasonable effort has been made to ensure that the reserve estimates reported herein represent the most accurate assessment possible, the significance of the subjective decisions required and variances in available data for various reservoirs make these estimates generally less precise than other estimates presented in connection with financial statement disclosures.

                           GOTHIC ENERGY CORPORATION
      UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                     For the Year Ended December 31, 1995


                                                         Historical                            Pro Forma
                                            -----------------------------------------        ---------------------------
                                              Gothic
                                              Energy        Buttonwood      Comstock
                                            Corporation      Energy (a)    Properties         Adjustments     Combined
                                            -----------     -----------    ----------        -------------   -----------
Revenues:
 Oil and natural gas sales                 $ 1,894,000     $4,120,000     $1,664,000(b)      $     -          $7,678,000
 Well operations                                63,000      1,118,000          -                   -           1,181,000
 Compressor rental                                -           486,000          -                   -             486,000
 Gain from sale of option                         -         1,850,000          -              (1,850,000)(c)       -
 Gain from sale of equipment                      -         1,087,000          -                   -           1,087,000
 Other income                                   81,000        123,000          -                   -             204,000
                                           -----------     -----------    ----------         -------------   -----------
 Total revenues                              2,038,000      8,784,000      1,664,000          (1,850,000)     10,636,000
                                           -----------     -----------    ----------         -------------   -----------
Costs and expenses:
 Lease operating expenses                    1,203,000      2,626,000      1,020,000(b)            -           4,849,000
 Compressor rental                                -           369,000          -                   -             369,000
 Depreciation, depletion and
  amortization                                 882,000      1,442,000          -               2,034,000(d)    4,358,000
 General and administrative                  1,010,000      1,959,000          -                   -           2,969,000
 Loss on termination of option               1,850,000          -              -              (1,850,000)(c)       -
 Provision for impairment of oil and
  gas properties                             2,247,000          -              -                   -           2,247,000(g)
 Provision for impairment of investment        802,000          -              -                   -             802,000
 Dry hole and abandonment                         -            27,000          -                 (27,000)(f)       -
 Interest expense and debt issuance
  costs                                      1,627,000        231,000          -                 629,000(e)    2,487,000
                                           -----------     -----------    ----------         -------------   -----------
 Total costs and expenses                    9,621,000      6,654,000      1,020,000             786,000      18,081,000
                                           -----------     -----------    ----------         -------------   -----------

Income (loss) before income taxes and
 extraordinary item                         (7,583,000)     2,130,000        644,000          (2,636,000)     (7,445,000)
Income tax expense                                -           (70,000)         -                   -             (70,000)
                                           -----------     -----------    ----------         -------------   -----------

Income (loss) before extraordinary item     (7,583,000)     2,060,000        644,000          (2,636,000)     (7,515,000)
Preferred dividend                                -             -              -                 416,000         416,000
                                           -----------     -----------    ----------         -------------   -----------

Income (loss) before extraordinary
 item available for common shares          $(7,583,000)    $2,060,000     $  644,000         $(3,052,000)    $(7,931,000)
                                           ===========     ===========    ==========         =============   ===========

Loss before extraordinary item
 available per common share                     $(1.73)                                                      $     (0.66)
                                           ===========                                                       ===========
Weighted average shares outstanding
 (both primary and fully diluted)            4,375,417                                         7,635,000(h)   12,010,417
                                           ===========                                       =============   ===========

          The accompanying notes are an integral part of the unaudited pro forma consolidated condensed financial statements.

                           GOTHIC ENERGY CORPORATION
       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                   For the Three Months Ended March 31, 1996


                                                            Historical                      Pro Forma
                                                     ---------------------------   -----------------------------
                                                        Gothic
                                                        Energy        Comstock
                                                         Corp.       Properties      Adjustments      Combined
                                                      ------------   -----------   -------------     ----------
Revenues:
 Oil and natural gas sales                            $ 1,608,000   $   413,000(b) $          -      $2,021,000
 Other income                                             163,000             -               -         163,000
                                                      ------------   -----------   -------------     ----------
 Total revenues                                         1,771,000       413,000               -       2,184,000
                                                      ------------   -----------   -------------     ----------
Costs and expenses:
 Lease operating expenses                                 883,000       251,000(b)            -       1,134,000
 Depreciation, depletion and amortization                 535,000             -         378,000(d)      913,000
 General and administrative                               406,000             -               -         406,000
 Provision for impairment of oil and gas
 properties                                             5,050,000             -               -       5,050,000(g)
 Interest expense and debt issuance costs                 322,000             -         140,000(e)      462,000
                                                      ------------   -----------   -------------     ----------
 Total costs and expenses                               7,196,000       251,000         518,000       7,965,000
                                                      ------------   -----------   -------------     ----------
Loss before income taxes and
 extraordinary item                                    (5,425,000)      162,000        (518,000)     (5,781,000)
Income tax benefit                                      2,993,000             -               -       2,993,000
                                                      ------------   -----------   -------------     ----------
Loss before extraordinary item                         (2,432,000)      162,000        (518,000)     (2,788,000)
Preferred dividend                                         69,000             -               -          69,000
                                                      ------------   -----------   -------------     ----------
Income (loss) before extraordinary item available
 for common shares                                    $(2,501,000)     $162,000       $(518,000)    $(2,857,000)
                                                      ============   ===========   =============     ==========
Loss before extraordinary item available
 per common share                                          $(0.26)                                  $     (0.30)
                                                      ============                                   ==========
Weighted average shares outstanding (both
 primary and fully diluted)                             9,673,237                                     9,673,237
                                                      ============                                   ==========

          The accompanying notes are an integral part of the unaudited pro forma consolidated condensed financial statements.

                           GOTHIC ENERGY CORPORATION

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                      CONDENSED STATEMENTS OF OPERATIONS

Item 2.  Acquisition or Disposition of Assets:

1.  THE PROPERTIES

          On May 16, 1996, the Registrant completed the acquisition, effective as of January 1, 1996, from Comstock Oil and Gas, Inc. and Comstock Offshore Energy, Inc. ("Comstock"), of various working interests in 145 producing oil and gas properties. The Registrant will operate approximately 70 of the wells. The purchase price for the properties acquired was $6,600,000, subject to certain adjustments. Substantially all of the properties acquired are located in the Anadarko Basin of western Oklahoma and the Arkoma Basin of eastern Oklahoma and Arkansas.

          The purchase price was financed through an increase in the amount of borrowings under the Registrant's Loan Agreement dated January 19, 1996 with Bank One, Texas, N.A.

2.  BASIS OF PRESENTATION

          The accompanying unaudited Pro Forma Consolidated Condensed Statements of Operations are presented to reflect the consummation of the Comstock Property acquisition in May 1996 as if these transactions had occurred at January 1, 1995, and may not be indicative of the results that would have occurred if the acquisitions had been effective on the date indicated or of the results that may be obtained in the future. The accompanying unaudited Pro Forma Consolidated Condensed Statements of Operations should be read in conjunction with the financial statements and notes to consolidated financial statements of the Registrant for the year ended December 31, 1995 and the three months ended March 31, 1996, and the Historical Schedule of Gross Revenues and Direct Lease Operating Expenses of the Comstock Properties for the year ended December 31, 1995 and for the three months ended March 31, 1996.

3.  PRO FORMA ADJUSTMENTS

          The accompanying unaudited Pro Forma Consolidated Condensed Statements of Operations include the following adjustments:

    (a) Reflects the historical results of Buttonwood Energy which was acquired by Gothic on January 30, 1996.

    (b) Oil and natural gas revenues and operating costs represent historical revenues and direct lease operating expenses related to the producing properties acquired from Comstock.

                           GOTHIC ENERGY CORPORATION

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                      CONDENSED STATEMENTS OF OPERATIONS

3.  PRO FORMA ADJUSTMENTS, Continued

   (c) Reflects the elimination of the loss on termination of the option from the Company's historical expense and the corresponding elimination of the option deposit from Buttonwood historical income.

   (d) Depreciation, depletion and amortization ("DD&A") was calculated using a DD&A rate based on production for 1995 and the three months ended March 31, 1996, and estimated acquired reserves at the beginning of the year, under the full cost method of accounting for oil and gas properties.

   (e) Adjustment to interest expense to reflect debt incurred to purchase properties and amortization of discounts and debt issuance costs.

   (f) Adjustments to reflect the conversion of Buttonwood's financial statements to the full cost method of accounting which is used by the Company.

   (g) Not reflected in the Pro Forma Statement of Operations for the year ended December 31, 1995 is an estimated full cost ceiling write-down of $5,195,000 ($3,221,000, net of deferred tax benefit) which results from lower oil and gas prices and would have been recorded had the Buttonwood and Comstock Acquisitions been closed by December 31, 1995. A similar full cost ceiling write-down of $5,050,000 was recorded by the Company during the first quarter of 1996 upon completion of the Buttonwood Acquisition. An additional write-down may be required during the second quarter upon completion of the Comstock Acquisition.

   (h) To adjust for shares issued, proceeds of which were used to fund a portion of the Buttonwood Acquisition.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       GOTHIC ENERGY CORPORATION



    July 19, 1996                 By:
                                       ----------------------------
                                       Michael Paulk
                                       President and Chief Executive Officer

                                      S-1